Exhibit 10.2

Execution Version

GUARANTY AND PLEDGE AGREEMENT

GUARANTY AND PLEDGE AGREEMENT dated as of January 28, 2008 made by HAMLET MERGER INC., a Delaware corporation (to be merged on the Closing Date with and into HARRAH’S ENTERTAINMENT, INC., “Holdings”), in favor of BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”) for the lenders (the “Lenders”) parties to the Credit Agreement, dated as of January 28, 2008 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Harrah’s Operating Company, Inc. (the “Borrower”), the Lenders party thereto from time to time, the Agent, and the other parties named therein.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans to, and the L/C Issuers have agreed to issue certain letters of credit for the account of, the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, following the consummation of the Merger, Holdings is the legal and beneficial owner of the shares of Pledged Equity (as hereinafter defined) issued by the Borrower;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to, and the L/C Issuers to issue certain letters of credit for the account of, the Borrower under the Credit Agreement that Holdings shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to, and the L/C Issuers to issue certain letters of credit for the account of, the Borrower under the Credit Agreement, Holdings hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Agreement”: this Guaranty and Pledge Agreement, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Collateral”: the Pledged Equity and all Proceeds thereof.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.

“Obligations”: as defined in the Collateral Agreement.

“Pledged Equity”: all of the Equity Interests of the Borrower listed on Schedule I hereto, together with all certificates, options or rights (including any additional Equity Interests of the Borrower) of any nature whatsoever that may be issued or granted by the Borrower to Holdings while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, and any and all collections on the foregoing or distributions with respect to the foregoing.

“Requirement of Law”: means, with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations (including, without limitation, any Gaming Law) of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or which such Person or any of its property is subject.

2. Guarantee. Holdings unconditionally guarantees to the Agent, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties. Holdings further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Holdings waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

3. Guarantee of Payment. Holdings further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Secured Party in favor of the Borrower or any other person.

4. No Limitations, Etc. (a) Except for termination or release of Holdings’ obligations hereunder as expressly provided for in Section 26, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of Holdings hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of the Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Agent or any other Secured Party for the Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of Holdings or otherwise operate as a discharge of Holdings as a matter of law or equity (other than the payment in full in cash of all the Obligations);

(vi) any illegality, lack of validity or enforceability of any Obligation;

(vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation (other than the payment in full in cash of all the Obligations);

(viii) the existence of any claim, set-off or other rights that Holdings may have at any time against the Borrower, the Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and

(ix) and any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or Holdings or any other guarantor or surety.

Holdings expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of Holdings hereunder.

(b) To the fullest extent permitted by applicable law, Holdings waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, Holdings waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any other Loan Party, as the case may be, or any security.

5. Reinstatement. Holdings agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

6. Agreement To Pay; Indemnification. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Secured Party has at law or in equity against Holdings by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Holdings hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by Holdings of any sums to the Agent as provided above, the Borrower agrees that (a) the Borrower shall indemnify Holdings for the full amount of such payment and Holdings shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of Holdings shall be sold pursuant to this Agreement or any other Security Documents to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify Holdings in an amount equal to the greater of the book value or the fair market value of the assets so sold.

7. Information. Holdings assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and agrees that none of the Agent or the other Secured Parties will have any duty to advise Holdings of information known to it or any of them regarding such circumstances or risks.

8. Maximum Liability. Anything herein or in any other Loan Documents to the contrary notwithstanding, the maximum liability of Holdings hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by Holdings under applicable federal and state laws relating to the insolvency of debtors.

9. Pledge; Grant of Security Interest. Holdings hereby transfers and grants to the Agent, for the benefit of the Secured Parties, a security interest in all of Holdings’ right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

10. Powers; Endorsements. Concurrently with the delivery to the Agent of each certificate representing Pledged Equity, Holdings shall deliver an undated stock power covering such certificate, duly executed in blank by Holdings.

11. Representations and Warranties. Holdings represents and warrants that on the Closing Date:

(a) the Pledged Equity listed on Schedule I constitutes all of the issued and outstanding Equity Interests of the Borrower issued to Holdings;

(b) all the shares of Pledged Equity have been duly and validly issued and are fully paid and nonassessable;

(c) Holdings is the record and beneficial owner of, and has good title to, the Pledged Equity listed on Schedule I to be pledged by Holdings, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement; and

(d) upon delivery of any certificates representing Pledged Equity duly endorsed in blank and the completion of the filings specified on Schedule II hereto, the Lien granted pursuant to this Agreement will constitute a valid, perfected and enforceable first priority Lien on the Collateral in favor of the Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

12. Covenants. Holdings covenants and agrees with the Agent and the Lenders, that, from and after the date of this Agreement until the date of its termination pursuant to 26(a):

(a) If Holdings shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, subject to applicable Gaming Laws, Holdings shall promptly deliver the same forthwith to the Agent in the exact form received, duly indorsed by Holdings to the Agent, if required, together with an undated power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by Holdings, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Borrower shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations.

(b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(c) Holdings agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

13. Dividends; Voting Rights; Interest Payments. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to Holdings of the Agent’s intent to exercise its rights pursuant to paragraph 14 below, Holdings shall be permitted to receive and retain, and to utilize free and clear of the Lien of this Agreement, all distributions made in respect of the Pledged Equity and to exercise all voting and other consensual rights and powers inuring to an owner of such Pledged Equity, provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

14. Rights of the Lenders and the Agent. (a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise its rights hereunder to Holdings, subject to applicable Gaming Laws, (i) the Agent shall have the right to receive any and all distributions paid in respect of the Pledged Equity and make application thereof to the Obligations in a manner consistent with Section 15 (other than cash distributions made to Holdings pursuant to Section 6.06(b) of the Credit Agreement, which such distributions may be received and retained by Holdings), and (ii) all shares of the Pledged Equity shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting and other consensual rights and powers pertaining to such shares of the Pledged Equity at any meeting of the board of directors of the Borrower or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Borrower, or upon the exercise by Holdings or the Agent of any right, privilege or option pertaining to such shares of the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Agent shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) The rights of the Agent and the Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Secured Party of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of set-off with respect thereto. Neither the Agent nor any Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except to the extent that such failure constitutes gross negligence or willful misconduct, nor shall the Agent be under any obligation to sell or otherwise dispose of any

Collateral upon the request of Holdings or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

15. Remedies. If an Event of Default shall occur and be continuing and the Agent shall have given notice of its intent to exercise its rights hereunder to Holdings, the Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below and any notice referred to in the preceding sentence) to or upon Holdings, the Borrower, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker’s board or office of the Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Holdings, which right or equity is hereby waived or released. The Agent shall hold any Proceeds hereunder for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Agent, be applied by the Agent against the Obligations then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder or under any other Loan Document on behalf of Holdings and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment of all other Obligations (the amounts so applied to be distributed pro rata among the Secured Parties in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to Holdings or its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

To the extent permitted by applicable law, Holdings waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

16. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to paragraph 15 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Equity or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable Gaming Laws, Holdings will use its commercially reasonable efforts to take or to cause the Borrower to take such action and prepare, distribute and/or file such documents, as required or advisable in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Equity.

(b) Holdings recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Holdings acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

(c) Holdings further agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this paragraph 16 valid and binding and in compliance with any and all other applicable Requirements of Law. Holdings will bear all costs and expenses of carrying out its obligations under this paragraph 16. Holdings acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this paragraph 16 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this paragraph 16 may be specifically enforced.

17. Limitation on Duties Regarding Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent nor any Secured Party nor their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or otherwise.

18. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

21. No Waiver; Cumulative Remedies. Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph 22 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by Holdings and the Agent, provided that any provision of this Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agent and the Secured Parties and their respective permitted successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23. Notices. Notices by the Agent to Holdings, or the Borrower may be given to such person at its address or transmission number and in the manner as set forth in Section 9.01(a) of the Credit Agreement.

24. Irrevocable Authorization and Instruction to Borrower. Holdings hereby authorizes and instructs the Borrower to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement and the Credit Agreement, without any other or further instructions from Holdings, and Holdings agrees that the Borrower shall be fully protected in so complying.

25. Authority of Agent. Holdings acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and Holdings, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither Holdings nor the Borrower shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

26. Termination or Release. (a) This Agreement, the pledges and guarantees made herein, the Liens in the Collateral created hereby and all other security interests granted hereby, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings, as of the date when all the Obligations (as defined in the Collateral Agreement) (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, the Revolving Facility Credit Exposure has been reduced to zero and each L/C Issuer has no further obligations to issue Letters of Credit under the Credit Agreement; provided that, upon payment in full of the Obligations, the Agent may assume that no Obligations are outstanding unless otherwise advised in writing by the Borrower.

(b) Upon any sale or other transfer by Holdings of any Collateral that is not prohibited by the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Paragraph 26, the Agent shall execute and deliver to Holdings, at Holdings’s expense, all documents that Holdings shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to Holdings, such of the Pledged Equity that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Paragraph 26 shall be without recourse to or warranty by the Agent.

27. Financing Statements. Holdings hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the New York UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether Holdings is an organization, the type of organization and any organizational identification number issued to Holdings and (ii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral.

28. Covenants. (a) Holdings agrees promptly (and in any event within 10 days thereof, or such longer period of time as may be agreed by the Agent) to notify the Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Holdings agrees promptly to provide the Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Holdings agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral, for the benefit of the Secured Parties.

(b) Subject to the rights of Holdings under the Loan Documents to dispose of Collateral, Holdings shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Agent, for the benefit of the Secured Parties, in the Collateral and the priority thereof against any Lien that is not a Permitted Lien or a Lien permitted by Article VIA of the Credit Agreement.

(c) Holdings agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d) Holdings shall not make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as permitted by the Credit Agreement. Holdings shall not make or permit to be made any transfer of the Collateral except as permitted by the Credit Agreement. Notwithstanding the foregoing, if the Agent shall have notified Holdings that an Event of Default under clause (b), (c), (h) or (i) of Section 7.01 of the Credit Agreement shall have occurred and be continuing, and during the continuance thereof, Holdings shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral to the extent requested or permitted by the Agent (which notice may be given by telephone if promptly confirmed in writing).

29. Compliance with Gaming Laws. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(a) the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws;

(b) the pledge of the Pledged Equity, and any restrictions on the transfer of and agreements not to encumber the Pledged Equity or other equity securities of the Borrower, pursuant to this Agreement and any other Loan Documents, are subject to the prior approval of the Nevada and Iowa Gaming Authorities, respectively, (which approval has been obtained and is in full force and effect) and any future amendment of this Agreement will not be effective without the prior approval of such Nevada and Iowa Gaming Authorities;

(c) in the event that the Agent exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Equity, including without limitation, foreclosure or transfer of any interest therein (except back to Holdings), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in the Pledged Equity, such action will require the separate and prior approval of the Nevada and Iowa Gaming Authorities unless such licensing requirement is waived thereby;

(d) the Agent, and any custodial agent of Agent in the State of Nevada or in the State of Iowa, will be required to comply with the conditions, if any, imposed by the Nevada and Iowa Gaming Authorities, respectively, in connection with their approval of the pledge granted hereunder, including, without limitation, requirements that the Agent or its custodial agent maintain the certificates evidencing the Pledged Equity at a location in Nevada designated to the Nevada Gaming Authorities, and that the Agent or its custodial agent permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours;

(e) neither the Agent nor any custodial agent of the Agent will be permitted to surrender possession of any Pledged Equity to any person other than Holdings without the prior approval of the Nevada and Iowa Gaming Authorities or as otherwise permitted by the Gaming Laws;

(f) any approval of the Nevada and Iowa Gaming Authorities of this Agreement, or any amendment hereto, does not constitute approval, either express or implied, of the Agent to take any actions provided for in this Agreement, for which separate approval by the Nevada and Iowa Gaming Authorities may be required by the Gaming Laws; and

(g) the Agent, the Secured Parties and their respective successors and assigns are subject to being called forward by the Nevada and Iowa Gaming Authorities, in their sole and absolute discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement and the other Loan Documents.

30. Limitation on Rights and Remedies of Agent and Holdings. Notwithstanding anything in this Agreement to the contrary, the Agent, on behalf of the Secured Parties, and Holdings agree that they shall comply with all applicable laws and all applicable rules and regulations of the Illinois Gaming Authority, including Illinois Gaming Laws, in connection with their exercise of rights and remedies hereunder, including, without limitation, foreclosure or transfer of any interest in the Pledge Equity (except back to Holdings) or voting (or otherwise taking control of) any interest in the Pledged Equity. As and when required, the Agent, on behalf of the Secured Parties, shall seek and obtain all approvals, licenses and consents from the Illinois Gaming Authority required in connection with the exercise of any right or remedy prior to the exercise thereof.

31. Counterparts. This Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

HAMLET MERGER INC. (to be merged on the Closing Date with and into HARRAH’S ENTERTAINMENT, INC.)

By:	/s/ Anthony Civale
Name: Anthony Civale
Title: Vice President

Accepted and Agreed:
BANK OF AMERICA, N.A.

By:	/s/ Christopher Kelly Wall
Name: Christopher Kelly Wall
Title: Principal